UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2017

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

On September 8, 2017, RespireRx Pharmaceuticals Inc. (the “Company”) announced that the Company’s President, Chief Executive Officer and Vice Chairman of the Board of Directors James S. J. Manuso, Ph.D., will be presenting at the 2017 Rodman & Renshaw Conference at The Palace Hotel, New York, New York. Dr. Manuso is currently scheduled to present at 1:45 p.m. Eastern Time on Tuesday, September 10, 2015.

Dr. Manuso will discuss RespireRx’s successfully completed Phase IIB clinical trial of dronabinol in the treatment of obstructive sleep apnea, and will present the results of a Phase IIA trial evaluating the ability of CX-1739 (oral) to antagonize the drug-induced respiratory depression produced by the powerful opioid, remifentanil. He will also provide updated information and clinical development plans for the company’s pipeline products.

The slide presentation that Dr. Manuso will be using at the conference is attached as Exhibit 99.1 and is being furnished and not filed pursuant to Item 7.01 of Form 8-K. The presentation will be available by live webcast and will be archived. The live webcast and archive can be accessed by going to:

http://wsw.com/webcast/rrshq27/rspi

The press release announcing the Company’s participation in the conference is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2017	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Slide Presentation*
99.2	Press Release dated September 8, 2017*

* Furnished herewith.